                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                SYNTELLECT INC.

                                       AT

                             US$0.72 NET PER SHARE

                                       BY

                           ARIZONA ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                            ENGHOUSE SYSTEMS LIMITED

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 11, 2002, UNLESS THE
                               OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration in connection with the offer by Arizona Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Enghouse Systems Limited, an Ontario corporation ("Enghouse"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Syntellect Inc., a Delaware corporation ("Syntellect"), at a price of US$0.72 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), is the Offer to Purchase dated November 13, 2002 (the "Offer to Purchase"). The Offer to Purchase and the related Letter of Transmittal enclosed herewith, together with any amendments or supplements to either of them, collectively constitute the "Offer" as used in this letter.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Please note the following:

          1. The offer price is US$0.72 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2.  The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 5, 2002, among Enghouse, the Purchaser and Syntellect, pursuant to which, following the purchase by the Purchaser of Shares in the Offer and the satisfaction or waiver of each of the conditions to the Offer set forth in the Merger Agreement, the Purchaser will be merged with and into Syntellect (the "Merger"), with Syntellect surviving the Merger as a wholly owned subsidiary of Enghouse. As a result of the Merger, each outstanding Share (other than Shares owned by Enghouse, the Purchaser, Syntellect or any of their respective subsidiaries, or by stockholders, if any, who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price in cash.

          4. The Board of Directors of Syntellect has, at a meeting held on November 5, 2002, unanimously (i) approved the Merger Agreement, (ii) approved the Offer and the Merger and certain other actions described in the Merger Agreement, (iii) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, Syntellect and its stockholders, and (iv) recommended that Syntellect's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve the Merger Agreement (if required).

          5. The Offer and withdrawal rights will expire at 12:00 midnight New York City time, on Wednesday, December 11, 2002, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on purchase of Shares by the Purchaser pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, there being validly tendered in accordance with the terms of the Offer and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares that, together with any outstanding Shares solely owned by Enghouse or any of its subsidiaries, constitutes a majority of the outstanding Shares (determined on a fully diluted basis). The Offer is also subject to other conditions described in Section 15 (Certain Conditions of the Offer) of the Offer to Purchase.

     For purposes of the Offer, the Purchaser shall be deemed to have accepted for payment, and thereby purchased, tendered Shares, if, as and when the Purchaser gives oral or written notice to the Depositary (as defined below) of the Purchaser's acceptance of such Shares for payment. Upon the terms and subject to the conditions of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company of New York (the "Depositary") of (a) share certificates for such Shares ("Share Certificates") (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares) into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 (Procedures for Accepting the Offer and Tendering Shares) of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or Book-Entry Confirmations into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYMENT OF THE PURCHASE PRICE.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                SYNTELLECT INC.

                                       AT

                             US$0.72 NET PER SHARE

                                       BY

                           ARIZONA ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                            ENGHOUSE SYSTEMS LIMITED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 13, 2002 and the related Letter of Transmittal of Arizona Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Enghouse Systems Limited, an Ontario corporation ("Enghouse") with respect to the Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Syntellect Inc., a Delaware corporation ("Syntellect"), at a price of US$0.72 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
--------------------------------------------------------------------------------


Number of Shares to Be
Tendered: -------------------------------------------- Date: -------------------

SIGN HERE

Signature(s): ------------------------------------------------------------------

Print
Name(s): -----------------------------------------------------------------------

Print
Address(es): -------------------------------------------------------------------

Area Code and Telephone
Number(s): ---------------------------------------------------------------------

Tax Identification or Social Security
Number(s): ---------------------------------------------------------------------


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BY EXECUTING AND DELIVERING THIS LETTER THE UNDERSIGNED ACKNOWLEDGES THAT IT IS
TENDERING ALL SHARES REFERENCED IN THIS LETTER.